Exhibit 4.2
ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT
THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (the “Agreement”) is entered into as of August 22, 2023 and effective as of the Second Effective Time (as defined in the Merger Agreement (defined below)) by and among Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora”) (to be renamed “Better Home & Finance Holding Company”, effective as of the Closing (as defined below) (“Better Home & Finance”)), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), and Computershare Trust Company, N.A., a federally chartered trust company and Computershare Inc., a Delaware corporation (collectively, “Computershare”).
WHEREAS, Aurora and Continental have previously entered into a warrant agreement, dated as of March 3, 2021 (the “Warrant Agreement”) governing the terms of the Aurora warrants named therein (the “Warrants”);
WHEREAS, Aurora has entered into an Agreement and Plan of Merger, dated as of May 10, 2021 (as amended by Amendments Nos. 1, 2, 3, 4, 5 and 6 thereto, the “Merger Agreement”), with Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Aurora (“Merger Sub”) and Better HoldCo, Inc., a Delaware corporation (“Better”), pursuant to which (i) Aurora will deregister by way of continuation under the Cayman Islands Companies Act (2021 Revision) and register as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (the “Domestication”), following the Domestication, (ii) Merger Sub will merge with and into Better (the “First Merger”), with Better surviving the First Merger as a wholly owned subsidiary of Aurora and (iii) Better will merge with and into Aurora (the “Second Merger” and, together with the First Merger, the “Mergers”), with Aurora surviving the Second Merger. Aurora will immediately be renamed “Better Home & Finance Holding Company” after the consummation of the Second Merger (the Domestication and the Mergers are collectively referred to herein as the “Business Combination”);
WHEREAS, effective upon the Business Combination, among other things, holders of the Aurora Class A ordinary shares, par value $0.0001 will receive a number of shares of Class A common stock, par value $0.0001 per share, of Better Home & Finance (“Better Home & Finance Class A common stock”) and holders of Aurora Class B ordinary shares, par value $0.0001 will receive Better Home & Finance Class A common stock, pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, pursuant to Section 4.4 of the Warrant Agreement, upon the closing of the Business Combination (the “Closing”), each then-issued and outstanding warrant of Aurora will convert into a Better Home & Finance warrant, pursuant to the Warrant Agreement and each-then issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter of one Better Home & Finance warrant;
WHEREAS, as a result of the foregoing, Better Home & Finance will assume all of Aurora’s rights, interests and obligations in and under the Warrant Agreement and for Better Home & Finance to accept such assumption, effective upon the Closing;
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WHEREAS, effective upon the Closing, Better Home & Finance wishes to appoint Computershare to serve as successor Warrant Agent and Transfer Agent under the Warrant Agreement; and
WHEREAS, in connection with and effective upon such appointment, Continental wishes to assign all of its rights, interests and obligations as Warrant Agent and Transfer Agent under the Warrant Agreement, as hereby amended, to Computershare, Computershare wishes to assume all of such rights, interests and obligations and Better Home & Finance wishes to approve such assignment and assumption.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:
1.    Assumption of Warrant Agreement. Better Home & Finance hereby assumes, effective as of the Closing, all of Aurora’s rights, interests and obligations in, and under the Warrant Agreement and Warrants. Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement or the Warrants to: (i) the “Company” shall mean Better Home & Finance; (ii) “Ordinary Shares” shall mean the shares of Better Home & Finance common stock; and (iii) the “Board of Directors” or the “Board” or any committee thereof shall mean the board of directors of Better Home & Finance or any committee thereof.
2.    Appointment of Successor Warrant Agent and Transfer Agent. Better Home & Finance hereby appoints Computershare to serve as successor Warrant Agent and Transfer Agent under the Warrant Agreement and Continental hereby assigns, and Computershare hereby agrees to accept and assume, effective as of the Closing, all of Continental’s rights, interests and obligations in, and under the Warrant Agreement and Warrants, as Warrant Agent and Transfer Agent. Unless the context otherwise requires, from and after the Closing, any references in the Warrant Agreement and the Warrants to the “Warrant Agent” or “Transfer Agent” shall mean Computershare. Any notice, statement or demand authorized by the Warrant Agreement to be given or made by the holder of any Warrant or by Better Home & Finance to or on the Warrant Agent pursuant to Section 9.2 of the Warrant Agreement shall be delivered to:
Computershare Trust Company, N.A.
Computershare Inc.
150 Royall Street
Canton, MA 02021
Attn: Client Services
Email: Kathryn.Minyard@computershare.com
3.    Replacement Instruments. Following the Closing, upon request by any holder of a Warrant, Better Home & Finance shall issue a new instrument for such Warrant reflecting the adjustment to the terms and conditions described herein and in Section 4.4 of the Warrant Agreement.
4.    Amendment to Warrant Agreement. To the extent required by this Agreement, the Warrant Agreement is hereby deemed amended pursuant to Section 9.8 of the Warrant
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Agreement thereof to reflect the subject matter contained herein, effective as of the Closing, including the following:
a.    The preamble is amended by (i) deleting “Aurora Acquisition Corp., a Cayman Islands exempted company (the “Company”)” and replacing it with “Better Home & Finance Holding Company, a Delaware corporation (the “Company”)”; (ii) deleting “Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent” also referred to herein as the “Transfer Agent” )” and replacing it with “Computershare Inc., a Delaware corporation (“Computershare Inc.”), Computershare Trust Company, N.A., a federally chartered trust company and a wholly owned subsidiary of Computershare Inc. (“Trust Company” and together with Computershare Inc., in such capacity as warrant agent, the “Warrant Agent,” also referred to herein as the “Transfer Agent”).”
As a result thereof, all references in the Existing Warrant Agreement and the amendments to the Warrant Agreement below (i) to the “Company” shall be references to Better Home & Finance, (ii) to “Warrant Agent” or “Transfer Agent” shall be to Computershare Inc. and Trust Company, together.
b.    The recitals are hereby deleted and replaced in their entirety as follows:
“WHEREAS, on or about the 3rd of March, 2021, Aurora Acquisition Corp., a Cayman Islands exempted company (“Aurora”) engaged in an initial public offering (the “Offering”) of units of Aurora’s equity securities, each such unit comprised of one Class A ordinary share of Aurora, par value $0.0001 per share (“Ordinary Share”), and one-quarter of one redeemable Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 6,075,072 warrants (including the 575,072 Public Warrants issued in connection with the underwriters’ partial exercise of their over-allotment option) to public investors in the Offering (the “Public Warrants”), each whole Public Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment as described herein;
WHEREAS, as of the 3rd of March, 2021, Aurora entered into that certain Warrant Purchase Agreement with Novator Capital Sponsor Ltd., a Cyprus limited liability company (the “Sponsor”) and certain of Aurora’s directors and executive officers, pursuant to which the Sponsor and the directors and executive officers purchased an aggregate of 4,573,372 warrants (including the 306,705 Private Placement Warrants sold in connection with the underwriters’ partial exercise of their over-allotment option) simultaneously with the closing of the Offering, bearing the legend
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set forth in Exhibit A hereto (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant;
WHEREAS, as of the 3rd of March, 2021, Aurora entered into that certain Novator Private Placement Agreement with the Sponsor, pursuant to which the Sponsor and certain directors and executive officers of Aurora agreed to purchase 3,500,000 units (the “Novator Private Placement Units”) of Aurora’s equity securities, each such unit comprised of one Ordinary Share (the “Novator Private Placement Shares”) and one-quarter of one warrant and, in connection therewith, has determined to issue and deliver 875,000 warrants to the Sponsor, bearing the legend set forth in Exhibit A hereto (the “Novator Private Placement Warrants”), each whole Novator Private Placement Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment as described herein;
WHEREAS, in order to finance Aurora’s transaction costs in connection with an intended initial Business Combination (as defined below), the Sponsor or an affiliate of the Sponsor or certain of Aurora’s officers and directors may, but are not obligated to, loan Aurora funds as Aurora may require, of which up to $1,500,000 of such loans may be converted into warrants at a price of $1.50 per warrant at the option of the lender (the “Working Capital Warrants”, and together with the Public Warrants, Private Placement Warrants and the Novator Private Placement Warrants, the “Warrants”);
WHEREAS, Aurora has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, (File No. 333-253106) declared effective by the SEC on March 1, 2021 (the “Registration Statement”), and a prospectus (the “Prospectus”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the Ordinary Shares included in the Units;
WHEREAS, Aurora has entered into an Agreement and Plan of Merger, dated as of May 10, 2021 (as amended by Amendments Nos. 1, 2, 3, 4, 5 and 6 thereto, the “Merger Agreement”), with Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Aurora (“Merger Sub”) and Better HoldCo, Inc., a Delaware corporation (“Better”), pursuant to which (i) Aurora will deregister by way of continuation under the Cayman Islands Companies Act (2021 Revision) and register as a corporation in the State of Delaware under Part XII of the Delaware General Corporation Law (the “Domestication”), following the Domestication, (ii) Merger Sub will merge with and into Better (the “First Merger”), with Better surviving the First Merger as a wholly owned
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subsidiary of Aurora and (iii) Better will merge with and into Aurora (the “Second Merger” and, together with the First Merger, the “Mergers”), with Aurora surviving the Second Merger. Aurora will immediately be renamed “Better Home & Finance Holding Company” after the consummation of the Second Merger (the Domestication and the Mergers are collectively referred to herein as the “Business Combination”);
WHEREAS, effective upon the Business Combination, among other things, holders of the Aurora Class A ordinary shares, par value $0.0001 will receive a number of shares of Class A common stock, par value $0.0001 per share, of Better Home & Finance (“Better Home & Finance Class A Common Stock”) and holders of Aurora Class B ordinary shares, par value $0.0001 will receive Better Home & Finance Class A Common Stock, pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, upon the closing of the Business Combination, the Company and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement, pursuant to which the Company assumed Aurora’s rights, interests and obligations under this Agreement from Aurora;
WHEREAS, pursuant to Section 4.4 of this Agreement, upon the closing of the Business Combination, each then-issued and outstanding warrant of Aurora will convert into a Better Home & Finance warrant, pursuant to this Agreement and each-then issued and outstanding Aurora unit will separate automatically into one share of Better Home & Finance Class A common stock and one-quarter of one Better Home & Finance warrant;
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company as the successor to Continental Stock Transfer & Trust Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;
WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.
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NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”
As a result of the foregoing, all references in the Warrant Agreement and the amendments to the Warrant Agreement below to “Ordinary Share” or “Ordinary Shares” shall be references to Common Stock.
c.    Section 4.5 is hereby amended by adding, immediately after the first full sentence of Section 4.5, the following sentence:
“The Warrant Agent shall be entitled to rely on such notice and any adjustment or statement therein contained and shall have no duty or liability with respect thereto and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such notice.”
d.    Section 5.5 is hereby amended to add the following as the final sentence thereof.
“The Warrant Agent may countersign a Definitive Warrant Certificate in manual or facsimile form.”
e.    Section 7.4 is hereby amended by adding new subsections 7.4.3, 7.4.4 and 7.4.5 to the end thereof as follows:
“7.4.3. Calculation of Ordinary Shares to be issued on Cashless Exercise. In connection with any cashless exercise of Warrants, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no duty under this Agreement to determine, the number of Ordinary Shares to be issued on such cashless exercise, and the Warrant Agent shall have no duty or obligation to calculate or confirm whether the Company’s determination of the Ordinary Shares to be issued on such exercise is accurate.
7.4.4. Deliver of Warrant Exercise Funds. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.
7.4.5. Cost Basis Information. The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares (whether pursuant to a cash exercise or a cashless exercise) in accordance with instructions by the Company. If the Company does not provide such cost basis information to the Warrant Agent as outlined above, then the Warrant Agent will treat those shares issued hereunder as uncovered securities or the equivalent,
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and each holder of such shares will need to obtain such cost basis information from the Company.”
f.    Section 8.3.1 is hereby amended and restated in its entirety as follows:
“Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration (as may be agreed upon in writing by the Company and the Warrant Agent) for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all of its documented and reasonable expenses (including reasonable counsel fees and expenses) incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.”
g.    Section 8.4.1 is hereby amended and restated in its entirety as follows:
“Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed in the absence of bad faith by the Warrant Agent to be the Chief Executive Officer, the Chief Financial Officer, the President, Secretary or Chairman of the Board of the Company (each an authorized officer); and such certificate shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reasonable reliance upon such certificate.”
h.    Section 8.4.2 is hereby amended and restated in its entirety as follows:
“Indemnity; Limitation on Liability. The Company shall indemnify and hold the Warrant Agent harmless from and against, and the Warrant Agent shall not be responsible for, any and all losses, claims, damages, costs, charges, penalties and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”) arising out of or attributable to the Warrant Agent’s performance of its duties under this Agreement or this appointment, including the reasonable and documented out-of-pocket costs and expenses of defending itself against any Loss or enforcing this Agreement, except for any Losses as set forth in the following paragraph below.
The Warrant Agent shall only be liable for, and shall indemnify and hold the Company harmless from and against, any and all Losses, including Company’s reasonable and documented out-of-pocket costs and expenses
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of defending itself against any Loss or enforcing this Agreement, to the extent determined by a court of competent jurisdiction to be a result of (a) the Warrant Agent’s fraud, bad faith, gross negligence or willful misconduct, (b) Warrant Agent’s breach of any confidentiality provision hereunder resulting from Warrant Agent’s gross negligence, bad faith or willful misconduct, (c) Warrant Agent’s refusal or failure to comply with the terms of this Agreement resulting from of Warrant Agent’s gross negligence, bad faith or willful misconduct or (d) Warrant Agent’s breach of any representation or warranty of Warrant Agent hereunder resulting from Warrant Agent’s gross negligence, bad faith or willful misconduct; provided, that any liability of Warrant Agent will be limited in the aggregate to the amounts paid hereunder by Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Agent is being sought.
i.    Section 8.5 is hereby amended and restated in its entirety as follows:
“Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions (and no implied terms and conditions) herein set forth and among other things shall account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants. The Warrant Agent shall act hereunder solely as agent for the Company. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants or Common Stock. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants or Common Stock with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. The Warrant Agent shall have no responsibility to the Company, any holders of Warrants, any holders of Common Stock or any other Person for interest or earnings on any moneys held by the Warrant Agent pursuant to this Agreement.”
j.    Section 8.6 is hereby deleted in its entirety.
k.    The following provisions are hereby incorporated into Section 8 in the numerical order set forth below:
“8.6 Legal Counsel. The Warrant Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it
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in accordance with such advice or opinion in the absence of Warrant Agent’s bad faith, fraud, gross negligence or willful misconduct (each as must be determined by a final, non-appealable judgment of a court of competent jurisdiction).
8.7 Reliance on Agreement and Warrants. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
8.8 No Responsibility as to Certain Matters. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible for any change in the exercisability of the Warrant any adjustment required under this Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this Agreement or any Warrant or as to whether any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.
8.9 Freedom to Trade in Company Securities. Subject to applicable laws, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent or any such stockholder, director, officer or employee of the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
8.10 Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof
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(which gross negligence, willful misconduct or bad faith must be determined by a final, non- appealable judgment of a court of competent jurisdiction).
8.11 No Risk of Own Funds. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise any of its rights or powers if it shall reasonably believe in the absence of bad faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
8.12 No Notice. The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 9.2 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.
8.13 Ambiguity. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.
8.14 Non-Registration. The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.
8.15 Signature Guarantee. The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any related law, act, regulation or any interpretation of the same.
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8.16 Authorized Officers. The Warrant Agent shall be fully authorized and protected in relying upon written instructions received from any authorized officer of the Company and shall not be liable for any action taken, suffered or omitted to be taken by, the Warrant Agent in accordance with such advice or instructions.
8.17 Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.”
8.18. Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts, shortage of supply, disruptions in public utilities, strikes and lock-outs, war, or civil unrest.
8.19 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services hereunder shall remain confidential, and shall not be disclosed to any other person, until the second anniversary of the earlier of the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent, except as may be required by law, including, without limitation,
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pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
8.20 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.”
l.    Section 9.2 is amended such that the address of Aurora Acquisition Corp. (with a copy in each case to Baker & McKenzie LLP) shall be changed to the address of Better Home & Finance (with a copy in each case to Sullivan & Cromwell LLP.) as follows:
“Better Home & Finance Holding Company
3 World Trade Center, 175 Greenwich Street, 57th Floor
New York, NY 10007
Attn: Kevin Ryan
Email: Kryan@better.com
with a copy in each case to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn: Jared M. Fishman, Alan J. Fishman
Email: fishmanj@sullcrom.com; fishmana@sullcrom.com”
m.    Section 9.8 is hereby amended to add the following sentences to the end thereof:
“No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company. Upon the delivery of a certificate from an authorized officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.8, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement.”
5.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.
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6.    Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.
7.    Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.
8.    Entire Agreement. This Agreement and the Warrant Agreement, as hereby amended constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.
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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

BETTER HOME & FINANCE HOLDING COMPANY

By:	/s/ Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel & Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Douglas Reed
	Name:	Douglas Reed
	Title:	Vice President

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE, INC.,
On behalf of both entities

By:	/s/ Collin Ekeogu
	Name:	Collin Ekeogu
	Title:	Manager, Corporate Actions
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